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                                                             EXHIBIT 99.22(p)(4)

                         TUKMAN CAPITAL MANAGEMENT, INC.

                                  Sixth Amended
                    Personal Trading/Confidential Information
                   Policy Statements and Compliance Procedures

                        Effective as of December 8, 1995
                        (last amended on August 24, 2004)

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                         TUKMAN CAPITAL MANAGEMENT, INC.

                                  Sixth Amended
                    Personal Trading/Confidential Information
                   Policy Statements and Compliance Procedures

                        Effective as of December 8, 1995
                        (last amended on August 24, 2004)

            Federal and state laws prohibit the Company and each of its employees, officers and directors (collectively, "Employees") from purchasing or selling any publicly traded stock, bond, option or other security on the basis of material, nonpublic information (i.e., insider trading). In addition, the Company and each Employee has a fiduciary obligation to the Company's clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or its Employees by the Company's clients. Finally, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and its Employees must also maintain the highest ethical standards and refrain from engaging in activities that may create conflicts of interest between the interests of the Company or its Employees and the interests of the Company's clients.

            To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its Employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.

            The Company has appointed Mel Tukman and Dan Grossman as its Compliance Officers.

I.   BACKGROUND

      A.    INSIDER TRADING

            It is unlawful to engage in "insider trading." This means, in general, that no "insider" (as defined below) may (i) purchase or sell a security on the basis of material, nonpublic information or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities. Although the insider trading prohibitions extend to the activities of each Employee of the Company, because the Company does not have an investment banking division or affiliate, it is anticipated that such Employees will not routinely receive "inside information." However, to educate the Company's Employees, more information describing "insider trading" and the penalties for such trading is set forth below. Compliance procedures regarding the use of inside information by the Company's Employees are also described just in case an Employee of the Company receives inside information.

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      B.    OTHER CONFIDENTIAL INFORMATION

            Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its insiders. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

      C.    CONFLICTS OF INTEREST

            As a fiduciary to the Company's clients, each Employee must avoid conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. Conflicts could also arise if an Employee would gain some other benefit as a result of directing a client account to purchase or sell a particular security. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

II.   INSIDER TRADING

      A.    INSIDER TRADING DEFINED

            The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.

            The laws concerning insider trading generally prohibit:

            - The purchase or sale of securities by an insider on the basis of material, nonpublic information;

            - The purchase or sale of securities by a non-insider on the basis of material nonpublic information where the information was disclosed to the non-insider in violation of an insider's duty to keep the information confidential or was misappropriated; or

            - The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale or securities.

            1. WHO IS AN INSIDER? The concept of "insider" is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential

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information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

            2. WHAT IS MATERIAL INFORMATION? Trading on inside information is not a basis for liability unless the information is "material." "Material" information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business, but may be nonetheless significant market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

            3. WHAT IS NONPUBLIC INFORMATION? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services or The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

      B.    PENALTIES FOR INSIDER TRADING

            Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

            -     civil injunctions;

            -     disgorgement of profits;

            -     jail sentences;

            - fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation or illegal trade), whether or not the person actually benefited from the violation; and

            - fines for the employer or other person controlling the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation or illegal trade).

            In addition, any violation of the procedures set forth herein can be expected to result in serious sanctions by the Company, including censure or dismissal of the persons involved.

      C.    POLICY STATEMENT REGARDING INSIDER TRADING

            The Company expects that each of its Employees will obey the law and not trade on the entire basis of material, nonpublic information. In addition, the Company discourages its Employees from seeking or knowingly obtaining material nonpublic information. The Company also prohibits each

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of its Employees from serving as an officer or director of a company having publicly traded securities unless that Employee has received written permission from the Compliance Officer for serving in that capacity.

      D.    PROCEDURES TO PREVENT INSIDER TRADING

            The Company does not anticipate its Employees routinely being in receipt of material, nonpublic information because it does not have an investment banking division or affiliate and because it prohibits its Employees from serving without written permission as an officer or director of a company having publicly traded securities. The Company does not invest its clients' assets in securities issued by companies on which one of its Employees serves as an officer or director. Nevertheless, such Employees may from time to time receive such information. If any such Employee receives any information, which may constitute such material, nonpublic information, such Employee (i) should not buy or sell any securities (including option or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than a Compliance Officer) and (iii) should discuss promptly such information with a Compliance Officer. UNDER NO CIRCUMSTANCES SHOULD SUCH INFORMATION BE SHARED WITH ANY PERSONS NOT EMPLOYED BY THE COMPANY INCLUDING FAMILY MEMBERS AND FRIENDS. Each Employee contacting an issuer or analyst to obtain information about an issuer should identify himself or herself as associated with the Company and identify the Company as an investment management firm.

III.  OTHER CONFIDENTIAL INFORMATION

      A.    CONFIDENTIAL INFORMATION DEFINED

            As noted above, even if the Company and its Employees do not receive material, nonpublic information (i.e., "inside information"), the Company or its Employees may receive other confidential or sensitive information from or about the Company's clients. Furthermore, the Company's Employees will receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:

            - The name of the client. The Company's client agreements may not permit it to divulge or use its clients' names without their consent.

            - Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio.

            - The names of the securities that the Company intends to buy or sell.

            - Any information privately given to an Employee that, if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company, (ii) embarrass or harm the client or the Company.

Given the breadth of the above, all information that an Employee obtains through the Company should be considered confidential unless that information is specifically available to the public.

      B.    POLICY STATEMENT REGARDING USE AND TREATMENT OF CONFIDENTIAL
            INFORMATION

            All confidential information, whatever the source, may be used only in the discharge of the Employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.

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      C.    PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION

            The Company encourages each of its Employees to be aware of, and sensitive to, such Employee's treatment of confidential information. Each Employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an Employee of the Company.

IV.   CONFLICTS OF INTEREST INVOLVING TRADING SECURITIES FOR PERSONAL ACCOUNTS

      A. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL ACCOUNTS

            As noted above, because the Company and each of its Employees is a fiduciary to the Company's clients, the Company and such Employees must avoid conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. If there is any doubt, the matter must be resolved in the client's favor.

            If an Employee of the Company and a client of the Company both trade securities, a conflict of interest could arise. In those case, transactions for client accounts must take precedence over transactions for Personal Accounts (as hereinafter defined).

      B.    PERSONAL ACCOUNT DEFINED

            1. GENERALLY. The "Personal Account" of an Employee of the Company shall include each and every account (other than an account for the benefit of any of the Company's clients, including Vista Partners) for which such Employee influences or controls investment decisions. An account for the benefit of any of the following will be presumed to be a "Personal Account" unless the Company agrees in writing with the Employee otherwise.

            -     An Employee.

            -     The spouse of an Employee.

            - Any child under the age of 22 of an Employee, whether or not residing with the Employee.

            - Any other dependent of an Employee residing in the same household with the Employee.

            - Any other account in which an Employee has a beneficial interest. For example, an account for a trust, estate, partnership or closely held corporation in which the Employee has a beneficial interest. An account for Vista Partners shall not be considered a Personal Account.

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            2. EXEMPTION. If an Employee certifies in writing to a Compliance
Officer (or, in the case of a Compliance Officer, to the other Compliance Officer) that (i) the certifying Employee does not influence the investment decisions for any specified account of such spouse, child, family member or dependent person and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying Employee has provided, a Compliance Officer receiving the certification may, in his discretion, determine that such an account is not an Employee's "Personal Account."

      C.    DEFINITION OF SECURITIES.

            "Securities" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act and shall include (a) an equity or debt instrument traded on an exchange, through the Nasdaq Stock Market or through the "pink sheets," (b) options to purchase or sell such equity or debt instrument, (c) index stock or bond group options that include such equity or debt instrument,
(d) futures contracts on stock or bond groups that include such equity or debt instrument, (e) any option on such futures contracts, and (f) equity securities issued by any fund of a registered open-end investment company to which the Company provides advisory or subadvisory services. Currently, the Company provides subadvisory services to the Vanguard Windsor II Fund and the Vantagepoint Growth Fund. In addition, Vanguard STAR Fund is also considered a security for these purposes. "Securities" shall also include securities which are not traded on an exchange, through the Nasdaq Stock Market and through the "pink sheets" such as preferred stock acquired in a private placement. The definition of securities shall not include (1) equity securities issued by funds of registered open-end investment companies (including mutual funds and exchange traded funds and other investment products registered as such) for which the Company does not provide advisory or subadvisory services, (2) certificates of deposit, U.S. Treasury bills and other U.S. government-issued debt instruments,
(3) bankers' acceptances, and (4) commercial paper.

      D.    POLICY STATEMENT REGARDING TRADING FOR PERSONAL ACCOUNTS

            The Company recognizes that the personal securities transactions of its Employees demand the application of a high code of ethics. Consequently, the Company requires that all personal securities transactions be carried out in a manner that does not endanger the interest of any client or create any conflict of interest between the Company or the Employees, on the one hand, and the client, on the other hand. At the same time, the Company believes that if investment goals are similar for clients and Employees, it is logical and even desirable that there be a common ownership of some securities. The Company also recognizes that the securities it purchases for its clients are highly liquid, publicly traded securities of large capitalization companies, and that the market prices of such securities are not as easily affected as illiquid, thinly traded securities of small capitalization companies. As a result, the Company has adopted the procedures set forth below.

      E.    PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS

            1. TRADING-PROCEDURES. Except as specified in subsection "e" below, each Employee must follow the procedures described below before buying or selling securities.

                  a. CONFIRM THAT NOT IN RECEIPT OF INSIDE INFORMATION. Each Employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (i.e., "inside information") that would affect the price of that security.

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                  b. DETERMINE IF SECURITY IS PUBLICLY TRADED SECURITY. Each
Employee wishing to buy or sell a security for a Personal Account should determine if the security is publicly traded. A security is publicly traded if it is traded on an exchange, through the Nasdaq Stock Market or through the "pink sheets."

                  c. IF SECURITY IS PUBLICLY TRADED, CONFIRM THAT SECURITY IS NOT IN "COOLING-OFF" PERIOD. In order to avoid a conflict between a Personal Account and a client account, no Employee may knowingly engage in the following transactions for his or her Personal Account:

                        - Buy or sell a publicly traded security that the Company has brought for its clients until the 4th calendar day after all purchases for client accounts have been completed.

                        - Buy or sell a publicly traded security that the Company has sold for its clients until the 4th calendar day after all sales for client accounts have been completed.

                        - Buy any security that the Company intends to buy for its clients within 7 calendar days for any reason, including buying to increase clients' positions.

                        - Sell any security that the Company intends to sell for its clients within 7 calendar days for any reason, including selling to decrease clients' positions.

                        - Buy and sell or sell and buy any security for a profit within 60 days except as disclosed to and agreed to by Vanguard.

            With the exception of the aforementioned prohibited transactions, an Employee may purchase or sell any securities for a Personal Account provided that the Employee preclears the transaction with a Compliance Officer pursuant to the procedures set forth below. In addition, nothing in these policies and procedures is intended to limit the Company's ability to purchase or sell securities in a client's account at the client's instruction, whether or not such purchases and sales occur within the seven calendar days after an Employee has purchased or sold a security for a Personal Account, and provided that, at the time such Employee executed such transaction for a Personal Account, such Employee did not know that the client intended to give such instructions, such Employee shall not have violated these policies and procedures. In addition, nothing in these policies and procedures is intended to limit an Employee's ability to participate in tender offers simultaneously with the Company's clients or to make gifts of securities at anytime.

                  d. SEEK PRE-APPROVAL OF ALL TRADES OF SECURITIES. Any Employee wishing to buy or sell any securities (whether or not such securities are publicly traded) for any Personal Account (except for purchases or sales that are nonvolitional on the part of the Employee, such as purchases made through an automatic dividend reinvestment plan) shall request a Compliance Officer's approval to buy or sell such securities using the form of pre-approval request included as Exhibit A. A Compliance Officer's approval must be granted in writing before the trade may be executed or the transaction completed. A Compliance Officer may grant such approval if, in his good faith judgment, (i) the Company is not in receipt of inside information with respect to the securities or the issuer of the securities, (ii) it is unlikely that the contemplated transaction will have a material effect on the market price of the securities, (iii) the Personal Account will not benefit from any change in the market price of the securities caused by transactions in client accounts, and
(iv) the transaction does not involve market-timing of mutual fund

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equity securities. If an Employee is authorized to purchase securities in a private placement when either the issuer is not a public company or the Company does not own such securities for its clients' accounts, such Employee shall disclose his or her investment whenever the Company subsequently considers purchasing securities in the same issuer.

                  e. CERTAIN EXCEPTIONS. These trading procedures (including the prohibited transactions, preapproval requirements and execution limitations) do not apply to:

                        - Personal Accounts (i) over which an Employee has fully delegated in writing discretionary authority to manage the Personal Account to an unaffiliated organization or non-family member (and has documented that delegation in a manner satisfactory to a Compliance Officer in his discretion), and (ii) with respect to which the Employee has no knowledge of transactions until after receipt of a brokerage confirmation statement or after they have completely settled.

                        - Transactions in fixed-income securities issued by state or local governments, agencies, instrumentalities or other municipal authorities.

                        -     The following securities and instruments:

                              (i) futures contracts and options on securities indexes;

                              (ii) exchange-traded funds, regardless of the form of organization or structure, designed to track the investment performance of a securities or economic index or sector;

                              (iii) instruments, swaps or other investment
                                    products designed to track the investment performance of a securities or economic index or sector.

            The foregoing exceptions do not except these transactions from the reporting requirements in Section F below.

      F.    REPORT OF PERSONAL TRANSACTIONS

            1. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS. All Employees shall disclose to a Compliance Officer all personal securities holdings upon commencement of employment. The initial report shall be made on the form attached hereto as Exhibit B. Thereafter, on an annual basis, all Employees must complete the Annual Certification attached hereto as Exhibit C and submit that Certification within 10 days after the end of the year. The Annual Certification must be completed and submitted regardless of whether or not an Employee effected securities transactions during the year. If any Employee is aware of any transaction involving Securities for a Personal Account that was not executed through the Company's trading desk, the Employee shall report in writing such transaction to a Compliance Officer immediately. In place of separate quarterly reports of securities transactions, each Employee is required to arrange for the timely submission of duplicate transaction confirmations and account statements as stated below. This arrangement is intended to satisfy the legal

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obligation of each Employee to report within 10 days after the end of each quarter all securities transactions effected during that quarter.

            2. DUPLICATE COPIES OF TRANSACTIONS. Every Employee shall direct his or her broker to supply to a Compliance Officer on a timely basis duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all Securities accounts.

            3. COMPLIANCE REVIEW AND RETENTION OF DOCUMENTS. On a quarterly basis, a Compliance Officer will monitor the Company's compliance with its insider and conflict of interest policies by reviewing the duplicate copies any transaction confirmations and account statements submitted by the Employees. The Company shall retain all such confirmations and statements as well as the Annual Certifications as part of the books and records required by the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

            4. ANNUAL CERTIFICATION. Every Employee shall certify annually that he or she has read and understood the Personal Trading Policies and Procedures and complied with the provisions therein. The annual certification shall be made on the form attached hereto as Exhibit C.

V.    OTHER CONFLICTS OF INTEREST

      A. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL INTERESTS

            Conflicts between an Employee's interest and a client's can arise as a result of an Employee's affiliation with an issuer, where such affiliation may create a reason, other than the client's best interest, for the Employee to cause a client to acquire the securities of such issuer. Such an affiliation may arise, for example, where the Employee owns private securities of a publicly traded company. Such an affiliation might arise from the Employee's relationship with a non-Employee. For example, an Employee's spouse may be an officer, employee, consultant, investment banker, or member of the Board of Directors of the issuer.

            In order to avoid such conflicts, each Employee having an affiliation, economic or personal interest or relationship with an issuer must disclose such interest or relationship to a Compliance Officer if such Employee learns that the Company is considering making an investment in such issuer. If after disclosure, the Company determines that it has no inside information as a result of the Employee's disclosure of the relationship, and acquires the securities for its clients' accounts, then thereafter the affiliated Employee shall not participate in any discussion or have any communications with the Company or any of its Employees concerning the issuer or the purchase, sale or holding of any of such issuer's securities.

            Conflicts between an Employee's interest and a client's interest can also arise as a result of an Employee's or Employee spouse's affiliation with a non-employment related activity. Each Employee having a conflict of interest due to such affiliation must disclose such relationship to a Compliance Officer.

      B.    PROHIBITION ON PURCHASING SECURITIES IN AN INITIAL PUBLIC OFFERING

            In addition, all Employees are prohibited from buying securities in an initial public offering in order to preclude the possibility of such Employee's unfairly profiting from his or her position with the Company.

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      C.    PROHIBITION AGAINST GIFTS

            In order to preclude the possibility of undue influence, the Company prohibits its Employees from seeking or accepting gift(s) of more than de minimis value from broker-dealers or other persons providing services to the Company and/or its clients. This prohibition shall not apply to occasional meals, theater or sporting event tickets, and holiday gifts having a nominal value.

VI.   SUMMARY

      A.    IMPORTANCE OF ADHERENCE TO PROCEDURES

            It is very important that all Employees adhere strictly to the Policies and Procedures set forth herein. Any violations of such policies and procedures should be reported immediately to a Compliance Officer. Violations of these policies and procedures may result in serious sanctions, including censure or dismissal from the Company, unwinding of a transaction or, if unwinding is impractical, disgorgement of profits.

      B.    QUESTIONS

            Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to a Compliance Officer.

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                                                                       Exhibit A

                         TUKMAN CAPITAL MANAGEMENT, INC.

                         EMPLOYEE TRADING AUTHORIZATION

Please complete the information below to obtain authorization to purchase or sell securities in your personal brokerage accounts.

EMPLOYEE TO COMPLETE THIS SECTION.

Name  _________________________________________________________________

________________________________________________________________________________

[ ]   BUY

Security ______________________________________________________________
(if an option, is it covered?)

No. of Shares or Principal Amount of Security ____________

Broker: _______________________________________________________________

Account No. ___________________________________________________________

________________________________________________________________________________

[ ]   SELL

Security ______________________________________________________________
(if an option, is it covered?)

No. of Shares or Principal Amount of Security ____________

Broker: _______________________________________________________________

Account No. ___________________________________________________________

________________________________________________________________________________

Employee Signature: ______________________________________ Date: ______

COMPLIANCE OFFICER TO COMPLETE THIS SECTION.

Approval Granted? Yes  _______   No________  (If no, provide details)

Compliance Signature  ____________________________________ Date _______

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                                                                       Exhibit B

                         TUKMAN CAPITAL MANAGEMENT, INC.

                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                                 INITIAL REPORT

To the Compliance Officer of Tukman Capital Management, Inc. (the "Company"):

      1. I hereby acknowledge receipt of a copy of the Personal Trading Policies and Procedures for the Company.

      2. I have read and understand the Personal Trading Policies and Procedures and recognize that I am subject thereto in the capacity of an employee, officer and/or director of the Company.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Company, such as any economic relationship between my transactions and securities held or to be acquired by or on behalf of a client.

      4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

                                                       Type of Interest
 Name of Securities        Number of Shares          (Direct or Indirect)
-------------------        ----------------          --------------------

Date: ___________________                  Signature: __________________________

                                           Print Name: _________________________

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                                                                       Exhibit C

                         TUKMAN CAPITAL MANAGEMENT, INC.

                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                              ANNUAL CERTIFICATION

To the Compliance Officer of Tukman Capital Management, Inc. (the "Company"):

      1. I have read and understand the Personal Trading Policies and Procedures and recognize that I am subject thereto in my capacity as an employee, officer and/or director of the Company.

      2. I hereby certify that, during the year ended December 31, _______, I have complied with the requirements of the Personal Trading Policies and Procedures and during the period covered by this report (check one):

      [ ] no securities transactions requiring pre-approval were effected in any Personal Account (as defined in the Personal Trading Policies and Procedures).

      [ ] I received pre-approval for every securities transaction requiring pre-approval for any Personal Account and the only securities transactions requiring pre-approval that were effected also have been timely disclosed to the Compliance Officer through a duplicate transaction confirmation or account statement.

      3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Company, such as any economic relationship between my transactions and securities held or to be acquired by or on behalf of a client of the Company.

      4. As of December 31, _______, I had a direct or indirect beneficial ownership in the following Securities:

                                              TYPE OF INTEREST
NAME OF SECURITIES    NUMBER OF SHARES      (DIRECT OR INDIRECT)
------------------    ----------------      --------------------

------------------    ----------------      ---------------------

------------------    ----------------      ---------------------

------------------    ----------------      ---------------------

Date: ___________________                  Signature: __________________________

                                           Pring Name: _________________________

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

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